Exhibit 10.25

English Translation

Supplementary Agreement to Personal Loan Agreement

The following parties hereby enter into this Supplementary Agreement to Personal Loan Agreement (“this Agreement”) on 30 December 2011 in Guangzhou, Guangdong Province, the People’s Republic of China (“PRC”):

(1)	Party A:	Guangzhou Yitongtianxia Software Development Co., Ltd.
Address: No. 1- 6, Room 1501, No. 233, Tian Fu Road, Tianhe District, Guangzhou
Legal representative: Wang Yongchao

(2)	Party B:	Wang Yongchao, a PRC citizen (ID number: 440823197306096917)

(3)	Party C:	Zheng Feng, a PRC citizen (ID number: 44080119730802031X)

(4)	Party D:	Liang De, a PRC citizen (ID number: 440823197305204138)

Party A, Party B, Party C and Party D are hereinafter collectively referred to as “Parties” and individually as “a Party”.

Whereas:

(a)         Party B, Party C and Party D are shareholders of Guangzhou Yitongtianxia Software Development Co., Ltd., jointly holding 100% share equities of Guangzhou Yitongtianxia Software Development Co., Ltd.

(b)         Party A (as the lender) has entered into the Personal Loan Agreement (“Personal Loan Agreement”) with Party B, Party C, Party D and Shi Haiyan, ex-shareholder of Guangzhou Yitongtianxia Software Development Co., Ltd. (jointly as the borrower) on 28 October 2009.

(c)          Shi Haiyan has transferred all the share equities held in Guangzhou Yitongtianxia Software Development Co., Ltd. to Party B, and the Parties acknowledged and recognized that Party B has succeeded all the rights and obligations of Shi Haiyan under the Personal Loan Agreement.

(d)         All the Parties hereby intend to supplement the original Personal Loan Agreement.

Now, therefore, through friendly and sufficient consultation and based on the principle of mutual benefits, common development, equality and free will, the Parties hereby reach the following agreements:

I.                The Parties agree to replace Clause 3 of the Personal Loan Agreement with the following terms:

“Clause 3    Loan Period

The period of the Loan hereunder shall be 10 years (“Loan Period”), as from the date when the Lender provides the Loan to Borrower. Upon the expiration of the Loan Period, unless objection by Party A, the Loan Period shall be automatically extended for another ten years or for another term to be decided by Party A in writing.”

II.           The Parties agree to add the following terms as Clause 12 to the Personal Loan Agreement:

“Clause 12  Effectiveness

This Agreement shall take effect and remain effective as from the execution of this Agreement by the Parties until Party A confirms in writing that all the Loans hereunder have been unconditionally and irrevocably repaid in full, or until release or termination of this Agreement by Party A in writing.”

III.       Save and except expressly amended by this Agreement, all the terms of the Personal Loan Agreement shall remain unchanged and effective.

IV.       The provisions of Clause 11 of the Personal Loan Agreement (Governing Law and Dispute Settlement) shall be applicable mutatis mutandis hereunder.

V.            This Agreement shall take effect as of the date when it is duly signed by the legal representative or authorized representative of Party A and sealed with the company seal of Party A.

VI.       This Agreement shall be made and executed in four copies, one for each party hereto and all four copies being of equal authenticity.

(No Text Below. The Following Page is Signature Page to this Agreement.)

(This page has no text and is the signature page to the Supplementary Agreement to Personal Loan Agreement.)

Guangzhou Yitongtianxia Software Development Co., Ltd.

By:	/s/ Wang Yongchao	[affixed with company seal]
Name:	Wang Yongchao
Position:	Legal Representative

Wang Yongchao

By:	/s/ Wang Yongchao

Zheng Feng

By:	/s/ Zheng Fen

Liang De

By:	/s/ Liang De